CERTIFICATE OF AMENDMENT

               TO THE ARTICLES OF INCORPORATION OF

                    WORLD INTERNETWORKS, INC.



          We, the undersigned, Ronald A. Nilsson, President, and Robert H. Schneck, Secretary, of World Internetworks, Inc., a Nevada corporation (the "Corporation"), do hereby certify:
                                I
          Pursuant to Section 78.390 of the Nevada Revised Statutes, the Articles of Incorporation of the Corporation shall be amended as indicated below.
                                II
          The following amendment was adopted by Consent of the Board of Directors pursuant to Section 78.315 of the Nevada Revised Statutes and by Consent of the Majority Stockholders pursuant to Section 78.320 of the Nevada Revised Statutes.
                               III
          Pursuant to resolutions adopted by the Board of Directors and the Majority Stockholders as set forth in Paragraph II above, the 13,704,376 common outstanding shares of the Corporation were reverse split on a basis of one for four, effective on the opening of business on the 4th day of September, 1998, while retaining the authorized common shares at 500,000,000 and the par value at one mill ($0.001) per share, with appropriate adjustments being made in the additional paid in capital and stated capital accounts of the Corporation.
                                IV
          The number of common shares entitled to vote on the amendment was 13,704,376.
                                V
          The number of common shares voted in favor of the amendment was 9,362,780, with none opposing and none abstaining.

                              /s/ Ronald A. Nilsson
                                    ---------------------
                              Ronald A. Nilsson, President


                              /s/ Robert H. Schneck
                                    ---------------------
                              Robert H. Schneck, Secretary


STATE OF UTAH       )
                    )  ss
COUNTY OF SALT LAKE     )

          On the 19 day of August, 1998, personally appeared before me, a Notary Public, Ronald A. Nilsson, who acknowledged that he is the President of World Internetworks, Inc., and that he is authorized to and did execute the above instrument.


                              /s/ Janice B. Becker
                                    --------------------
                              NOTARY PUBLIC

     (Notary Seal)


STATE OF UTAH       )
                    )  ss
COUNTY OF SALT LAKE     )

          On the 19 day of August, 1998, personally appeared before me, a Notary Public, Robert H. Schneck, who acknowledged that he is the Secretary of World Internetworks, Inc., and that he is authorized to and did execute the above instrument.


                              /s/ Janice B. Becker
                                    --------------------
                              NOTARY PUBLIC

     (Notary Seal)